UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange
Warrant to Purchase Class B common stock	RFL-W	NYSE American

Item 3.02.    Unregistered Sales of Equity Securities.

Under the terms of the previously announced backstop private placement pursuant to that certain Standby Purchase Agreement dated as of May 6, 2025 (the “Purchase Agreement”), between Rafael Holdings, Inc. (the “Company”) and Howard S. Jonas, the Company’s Chief Executive Officer, President, Executive Chairman and Chairman of the Board of the Directors of the Company (the “Standby Purchaser”), the Company will, within the next several business days, issue and sell to the Standby Purchaser and certain parties related to the Standby Purchaser and his family an aggregate of 16,400,770 shares of Class B common stock (the “Backstop Securities”) at a price of $1.28 per share (which is the same price at which other stockholders of the Company purchased shares from the Company in its recently completed Rights Offering (as defined below) for an aggregate purchase price of approximately $21 million (the “Backstop Purchase”). The Backstop Securities represent the shares of the Company’s Class B common stock that remain unsubscribed for by the stockholders of the Company as of the expiration of the subscription period of the Company’s Rights Offering.

The issuance and sale of the Backstop Securities to the Standby Purchaser and related parties will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering. The Standby Purchaser will represent to the Company at issuance that all purchasers are “accredited investors” that are acquiring the Backstop Securities for investment only and not with a view to or for sale in connection with any distribution thereof.

The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Backstop Securities.

Item 8.01 Other Events.

On June 4, 2025, the Company issued a press release announcing the final results of its previously announced $25.0 million rights offering (the “Rights Offering”). In connection with the Rights Offering, subscription rights were exercised for aggregate gross proceeds of $4,007,014, resulting in the issuance of an aggregate of 3,130,480 shares of the Company’s Class B common stock at an exercise price of $1.28 per share. The Company estimates the net proceeds of the Rights Offering and Backstop Purchase to be approximately $24.9 million. After the closing of the Rights Offering and Backstop Purchase, the Company will have approximately 50,879,164 shares of its Class B common stock outstanding.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document
99.1 104	Press Release, dated June 4, 2025. Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
Name: David Polinsky
Title: Chief Financial Officer

Dated: June 4, 2025

EXHIBIT INDEX

Exhibit No.	Document
99.1 104	Press Release, dated June 4, 2025. Cover Page Interactive Data File, formatted in Inline XBRL document.